Exhibit 32.2
ELECTRONIC ARTS INC.
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Electronic Arts Inc. on Form 10-K for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris Suh, Executive Vice President and Chief Financial Officer of Electronic Arts Inc., certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Electronic Arts Inc. for the periods presented therein.

/s/ Chris Suh
Chris Suh
Executive Vice President and
Chief Financial Officer
Electronic Arts Inc.

May 25, 2022

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Electronic Arts and will be retained by Electronic Arts and furnished to the Securities and Exchange Commission or its staff upon request.